Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264845
.
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 10, 2022)
Recursion Pharmaceuticals, Inc.
Up to 5,755,900 Shares of Class A Common Stock Offered by Selling Stockholders
Up to 203,124 Shares of Class A Common Stock Issuable Upon Exercise of Certain Outstanding Options
We registering the proposed resale or other disposition from time to time of up to 5,755,900 shares of our Class A Common Stock (the “Resale Shares”) by the selling stockholders identified in this prospectus supplement that were issued or may be issued to the selling stockholders in connection with the Cyclica Acquisition described below. We relied upon the exemption from registration provided by section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the initial issuance of Resale Shares.
We are also registering up to 203,124 shares of Class A Common Stock issuable upon the exercise of options (the “Options”) by current or former service providers of Cyclica Inc. (“Cyclica”) under Cyclica’s Second Amended and Restated Stock Option Plan. The Options were issued by Cyclica and assumed by us and exchanged for options that are exercisable for shares of our Class A Common Stock in connection with the Cyclica Acquisition.
On May 8, 2023, we and Recursion Canada Inc., a corporation governed by the laws of the Province of Ontario and a direct wholly-owned subsidiary of ours (the “Cyclica Purchaser”), entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which the Cyclica Purchaser acquired (the “Cyclica Acquisition”) 100% of the outstanding equity securities of Cyclica Inc. (“Cyclica”). The closing of the Cyclica Acquisition occurred on May 25, 2023. In connection with the closing of the Cyclica Acquisition, we issued shares of our Class A Common Stock to certain Cyclica shareholders, and paid cash in lieu of shares to unaccredited investors. Outstanding options to purchase shares of Cyclica were assumed by us and exchanged for options that are exercisable for shares of our Class A Common Stock. Potential post-closing adjustments under the Purchase Agreement may result in the issuance of additional shares of our Class A Common Stock.
The selling stockholders (which term as used herein includes their respective donees, pledgees, assignees, transferees and other successors in interest) may sell any or all of their Resale Shares from time to time on The Nasdaq Global Select Market or any other stock exchange, market, or trading facility on which shares of our Class A Common Stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus supplement.
The selling stockholders may sell some, all or none of the Resale Shares offered by this prospectus supplement and we do not know when or in what amount the selling stockholders may sell their Resale Shares hereunder.
We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. We expect to receive nominal proceeds, if any, from the issuance of shares of our Class A Common Stock upon the exercise of the Options. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

We are registering the Resale Shares pursuant to a registration agreement, entered into as of the closing of the Cyclica Acquisition on May 25, 2023, by and among Recursion Pharmaceuticals, Inc., the Cyclica Purchaser, and shareholders of Cyclica that are parties thereto.
Our Class A Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “RXRX.” On June 8, 2023, the last reported sale price of our Class A Common Stock on Nasdaq was $9.14 per share. Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101.

Investing in our Class A Common Stock involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-3 of this prospectus supplement and the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before you invest in our Class A Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 9, 2023.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

About this Prospectus	ii
Prospectus Summary	1
Risk Factors	4
Forward-Looking Statements	5
Use of Proceeds	6
Description of Capital Stock	7
Description of Debt Securities	8
Description of Depositary Shares	16
Description of Warrants	19
Description of Subscription Rights	20
Description of Purchase Contracts	21
Description of Units	22
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You Can Find More Information	25
Incorporation by Reference	26

This prospectus supplement and accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement on Form S-3 (File No. 333-264845) that we filed on May 10, 2022 with the Securities and Exchange Commission, or SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A Common Stock.
This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any Class A Common Stock other than the Class A Common Stock described herein or an offer to sell or the solicitation of an offer to buy such Class A Common Stock in any circumstances in which such offer or solicitation is unlawful.

S-ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference herein and therein. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus, including the matters set forth under the sections of this prospectus supplement, the accompanying prospectus and any related free writing prospectus titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. Unless the context otherwise requires, the terms “Recursion,” the “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus refer to the consolidated operations of Recursion Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole.

Company Overview
We are a clinical stage TechBio company leading this burgeoning space by decoding biology to industrialize drug discovery. Central to our mission is the Recursion Operating System (OS), a platform built across diverse technologies that enables us to map and navigate trillions of biological and chemical relationships within the Recursion Data Universe, one of the world’s largest proprietary biological and chemical datasets. We frame this integration of the physical and digital components as iterative loops of atoms and bits. Scaled ‘wet-lab’ biology and chemistry data built in-house (atoms) are organized into virtuous cycles with ‘dry-lab’ computational tools (bits) to rapidly translate in silico hypotheses into validated insights and novel chemistry. Our focus on mapping and navigating the complexities of biology and chemistry beyond the published literature and in a target-agnostic way differentiates us from other companies in our space and leads us to confront a fundamental cause of failure for the majority of clinical-stage programs—the wrong target is chosen due to an incomplete and reductionist view of biology. Our balanced team of life scientists and computational and technical experts creates an environment where empirical data, statistical rigor, and creative thinking are brought to bear on our decisions.
We leverage our Recursion OS to enable three key value drivers:
1. An expansive pipeline of internally-developed clinical and preclinical programs focused on genetically-driven rare diseases and oncology with significant unmet need and market opportunities in some cases potentially in excess of $1 billion in annual sales
2. Transformational partnerships with leading biopharma companies to map and navigate intractable areas of biology, identify novel targets, and develop potential new medicines that are further developed in resource-heavy clinical trials overseen by our partners
3. Development of one of the largest fit-for-purpose proprietary biological and chemical datasets in the world at a time when advances in AI paired with the right training data are creating disruptive value.
Corporate Information and History
We were formed in Delaware as a limited liability company in November 2013 under the name Recursion Pharmaceuticals, LLC. In September 2016, we converted to a Delaware corporation and subsequently changed our name to Recursion Pharmaceuticals, Inc. Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101. Our telephone number is (385) 269-0203. Our website is www.recursion.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase shares of our Class A Common Stock.
We use the Recursion logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the TM symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Description of the Cyclica Acquisition
On May 8, 2023, we and Recursion Canada Inc., a corporation governed by the laws of Canada and a direct wholly-owned subsidiary of ours (the “Purchaser”), entered into a Share Purchase Agreement with Cyclica Inc. ("Cyclica") and the other parties thereto (the “Purchase Agreement”) pursuant to which the Purchaser acquired (the “Cyclica Acquisition”) 100% of the outstanding equity securities of Cyclica. The closing of the Cyclica Acquisition occurred on May 25, 2023. In connection with the closing of the Cyclica Acquisition, we issued shares of our Class A Common Stock to certain Cyclica shareholders, and paid cash in lieu of shares to unaccredited investors. Outstanding options to purchase shares of Cyclica were assumed by us and exchanged for options that are exercisable for shares of our Class A Common Stock. Potential post-closing adjustments under the Purchase Agreement may result in the issuance of additional shares of our Class A Common Stock.

The Offering
We are registering the proposed resale or other disposition from time to time of up to 5,755,900 shares of our Class A Common Stock (the “Resale Shares”) by the selling stockholders identified in this prospectus supplement that were issued or may be issued to the selling stockholders in connection with the Cyclica Acquisition. We relied upon the exemption from registration provided by section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the issuance of Resale Shares.
We are also registering up to 203,124 shares of Class A Common Stock issuable upon the exercise of options (the “Options”) by current or former service providers of Cyclica under Cyclica’s Second Amended and Restated Stock Option Plan. The Options were issued by Cyclica and assumed by us and exchanged for options that are exercisable for shares of our Class A Common Stock in connection with the Cyclica Acquisition.
We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. We expect to receive nominal proceeds, if any, from the issuance of shares of our Class A Common Stock upon the exercise of the Options. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus supplement, as well as other information we include or incorporate by reference into this prospectus supplement before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2022, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly report on Form 10-Q for the quarter ended March 31, 2023, which are on file with the SEC and incorporated herein by reference, and (iii) other documents we subsequently file with the SEC that are deemed incorporated by reference into this prospectus supplement.

Risks Related to the Cyclica Acquisition
We may not realize all of the anticipated outcomes and benefits of the Cyclica Acquisition.
The benefits we expect to achieve as a result of the Cyclica Acquisition will depend, in part, on our ability to realize anticipated growth opportunities and cost synergies. Our success in realizing these growth opportunities and cost synergies, and the timing of this realization, depends on the successful integration of Cyclica’s business and operations with our business and operations. Even if we are able to integrate our business with Cyclica’s business successfully, this integration may not result in the realization of the outcomes and benefits, growth opportunities and cost synergies we currently expect within the anticipated time frame or at all. Moreover, we anticipate that we will incur substantial expenses in connection with the integration of Cyclica’s business with our business. While we anticipate that certain expenses will be incurred, such expenses are difficult to estimate accurately, and may exceed current estimates.
Accordingly, the outcomes and benefits from the Cyclica Acquisition may be offset by costs incurred or delays in integrating the companies, which could cause the outcomes and benefits we anticipate to be inaccurate or not realized.
Exchange rate fluctuations could result in significant foreign currency gains and losses and affect our business results.
Because the results of Cyclica are reported in Canadian dollars, which we will then translate to U.S. dollars for inclusion in our consolidated financial statements, we will be exposed to more significant currency translation risk as a result of the Cyclica Acquisition. As a result, changes between the foreign exchange rates, in particular the Canadian dollar and the U.S. dollar, affect the amounts we record for our foreign assets, liabilities, revenues and expenses, and could have a negative effect on our financial results. We currently do not enter into hedging arrangements to minimize the impact of foreign currency fluctuations.
Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law might discourage, delay, or prevent a change in control of our company or changes in our management and, therefore, depress the market prices of our Class A Common Stock.
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America is the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware, is the exclusive forum for the following, except for any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court, and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination, which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of fiduciary duty;
•any action asserting a claim against us arising under the Delaware General Corporation Law, our amended- and restated certificate of incorporation or our amended and restated bylaws; and
•any action asserting a claim against us that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act o 1934, as amended (the "Exchange Act") or any other claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, and may result in increased costs to stockholders of bringing a claim, each of which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find either exclusive-forum provision in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement contain statements, estimates and projections that are “forward-looking statements” as defined under U.S. federal securities laws. These forward-looking statements represent our beliefs, projections and predictions about future events or our future performance, and speak only as of the date we make them. You can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will” or the negative or plural of these terms or other similar expressions or phrases, including references to assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Some of these risks are described more fully under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, in this prospectus supplement under the heading “Risk Factors” below, and elsewhere in documents we file with the SEC, which are incorporated by reference in this prospectus supplement. In addition to these risks and uncertainties, important factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

•our ability to successfully integrate Cyclica or other acquisitions into our operations or that Cyclica or other acquisitions may fail to perform in accordance with expectations;
•our ability to realize anticipated outcomes and benefits from Cyclica or other acquisitions;
•any unexpected costs or liabilities that may arise from the Cyclica Acquisition or other acquisitions, or the ownership and operation of Cyclica or other acquired companies;
•results of our research and development programs
•the initiation, timing, progress, results, and cost of our current and future preclinical and clinical studies, including statements regarding the design of, and the timing of initiation and completion of, studies and related preparatory work, as well as the period during which the results of the studies will become available;
•the ability of our clinical trials to demonstrate the safety and efficacy of our drug candidates, and other positive results;
•the ability and willingness of our collaborators to continue research and development activities relating to our development candidates and investigational medicines;
•future agreements with third parties in connection with the commercialization of our investigational medicines and any other approved product;
•the timing, scope, and likelihood of regulatory filings and approvals, including the timing of Investigational New Drug applications and final approval by the U.S. Food and Drug Administration, or FDA, of our current drug candidates and any future drug candidates, as well as our ability to maintain any such approvals;
•the timing, scope, or likelihood of foreign regulatory filings and approvals, including our ability to maintain any such approvals;
•the size of the potential market opportunity for our drug candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;
•our ability to identify viable new drug candidates for clinical development and the rate at which we expect to identify such candidates, whether through an inferential approach or otherwise;
•our expectation that the assets that will drive the most value for us are those that we will identify in the future using our datasets and tools;
•our ability to develop and advance our current drug candidates and programs into, and successfully complete, clinical studies;
•our ability to reduce the time or cost or increase the likelihood of success of our research and development relative to the traditional drug discovery paradigm;
•our ability to improve, and the rate of improvement in, our infrastructure, datasets, biology, technology tools, and drug discovery platform, and our ability to realize benefits from such improvements;
•our expectations related to the performance and benefits of our BioHive-1 supercomputer;
•our ability to realize a return on our investment of resources and cash from our drug discovery collaborations;
•our ability to scale like a technology company and to add more programs to our pipeline each year;
•our ability to successfully compete in a highly competitive market;
•our manufacturing, commercialization, and marketing capabilities and strategies;
•our plans relating to commercializing our drug candidates, if approved, including the geographic areas of focus and sales strategy;
•our expectations regarding the approval and use of our drug candidates in combination with other drugs;
•the rate and degree of market acceptance and clinical utility of our current drug candidates, if approved, and other drug candidates we may develop;
•our competitive position and the success of competing approaches that are or may become available;
•our estimates of the number of patients that we will enroll in our clinical trials and the timing of their enrollment;
•the beneficial characteristics, safety, efficacy, and therapeutic effects of our drug candidates;
•our plans for further development of our drug candidates, including additional indications we may pursue;
•our ability to adequately protect and enforce our intellectual property and proprietary technology, including the scope of protection we are able to establish and maintain for intellectual property rights covering our current drug candidates and other drug candidates we may develop, receipt of patent protection, the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, the protection of our trade secrets, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;
•the impact of any intellectual property disputes and our ability to defend against claims of infringement, misappropriation, or other violations of intellectual property rights;
•our ability to keep pace with new technological developments;
•our ability to utilize third-party open source software and cloud-based infrastructure, on which we are dependent;
•the adequacy of our insurance policies and the scope of their coverage;
•the potential impact of a pandemic, epidemic, or outbreak of an infectious disease, such as COVID-19, or natural disaster, global political instability, or warfare, and the effect of such outbreak or natural disaster, global political instability, or warfare on our business and financial results;
•our ability to maintain our technical operations infrastructure to avoid errors, delays, or cybersecurity breaches;
•our continued reliance on third parties to conduct additional clinical trials of our drug candidates, and for the manufacture of our drug candidates for preclinical studies and clinical trials;
•our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to research, develop, manufacture, or commercialize our platform and drug candidates;
•the pricing and reimbursement of our current drug candidates and other drug candidates we may develop, if approved;
•our estimates regarding expenses, future revenue, capital requirements, and need for additional financing;
•our financial performance;
•the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;
•our ability to raise substantial additional funding;
•the impact of current and future laws and regulations, and our ability to comply with all regulations that we are, or may become, subject to;
•the need to hire additional personnel and our ability to attract and retain such personnel;
•the impact of any current or future litigation, which may arise during the ordinary course of business and be costly to defend;
•our anticipated use of our existing resources and the net proceeds from our initial public offering; and
•other risks and uncertainties.

Any forward-looking statements in this prospectus supplement reflect our current views with respect to future events and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under Part II, Item 1A, Risk Factors and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2022 and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and our Current Reports on Form 8-K, and the section of this prospectus supplement entitled “Risk Factors.” Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
This prospectus supplement and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information provided. Unless otherwise expressly stated, we obtained this industry information, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in each case, from sources we consider to be reliable, and in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. We expect to receive nominal proceeds, if any, from the issuance of shares of our Class A Common Stock upon the exercise of the Options for cash. We expect to use the net proceeds from the exercise of the Options, if any, for general corporate purposes.
All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

DESCRIPTION OF THE CYCLICA ACQUISITION

On May 8, 2023, we and Recursion Canada Inc., a corporation governed by the laws of Canada and a direct wholly-owned subsidiary of ours (the “Purchaser”), entered into a Share Purchase Agreement with Cyclica Inc. ("Cyclica") and the other parties thereto (the “Purchase Agreement”) pursuant to which the Purchaser acquired (the “Cyclica Acquisition”) 100% of the outstanding equity securities of Cyclica. The closing of the Cyclica Acquisition occurred on May 25, 2023. In connection with the closing of the Cyclica Acquisition, we issued shares of our Class A Common Stock to certain Cyclica shareholders, and paid cash in lieu of shares to unaccredited investors. Outstanding options to purchase shares of Cyclica were assumed by us and exchanged for options that are exercisable for shares of our Class A Common Stock. Potential post-closing adjustments under the Purchase Agreement may result in the issuance of additional shares of our Class A Common Stock.

At the closing of the Cyclica Acquisition, Recursion, the Cyclica Purchaser, and certain shareholders of Cyclica entered into a registration agreement (the “Registration Agreement”) with certain shareholders of Cyclica, pursuant to which Recursion agreed to register the Resale Shares under the Securities Act.

Recursion is required under the terms of the Registration Agreement to prepare and file a registration statement or a prospectus supplement to an effective automatic shelf registration statement, covering the Resale Shares with the SEC as promptly as reasonably practicable and to use commercially reasonable efforts keep the registration statement continuously effective until the earlier of the date that all Shares have been sold thereunder or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration. We have filed this prospectus supplement to fulfill certain obligations under the Registration Agreement.

A copy of the Registration Agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act, and incorporated by reference in this prospectus supplement

SELLING STOCKHOLDERS

This prospectus supplement covers the resale or other disposition from time to time by the selling stockholders of the Resale Shares that were issued or may be issued to the selling stockholders by us in the Cyclica Acquisition. For a description of the Cyclica Acquisition, see “Description of the Cyclica Acquisition” in this prospectus supplement. As used in this prospectus supplement, the term “selling stockholders” includes the selling stockholders listed in the table below, together with their respective pledgees, assignees, donees, transferees or successors-in-interest.
We are registering the offer and sale of the Resale Shares held by the selling stockholders to satisfy certain registration obligations that we granted the selling stockholders under the Registration Agreement in connection with the Cyclica Acquisition. Pursuant to a Registration Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus supplement forms a part continuously effective until the earlier of the date that all Shares have been sold thereunder or are able to be publicly sold by relying on Rule 144 of the Securities Act without registration.
The following table sets forth (i) the name of each selling stockholder, (ii) the number of shares of our Class A Common Stock beneficially owned by the selling stockholder, including the Resale Shares, (iii) the number of Resale Shares that may be offered under this prospectus supplement and (iv) the number of shares of our Class A Common Stock that would be beneficially owned by the selling stockholder assuming all of the Resale Shares covered hereby are sold.
Other than as stated above, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our Class A Common Stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holder named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock that they beneficially own, subject to applicable community property laws.
The selling stockholders may sell some, all or none of the Resale Shares offered by this prospectus supplement from time to time. We do not know how long the selling stockholders will hold the Shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Shares. The registration of the Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Shares covered by this prospectus supplement.
The information set forth in the table below is based on 184,643,171 shares of our Class A Common Stock and 7,716,209 shares of our Class B Common Stock outstanding as of April 30, 2023, together with the up to 6,756,773 shares of Class A Common Stock issued or issuable pursuant to the Cyclica Acquisition (including the Resale Shares, the Options, and up to 797,749 shares issuable upon the exercise of options for shares of our Class A Common Stock assumed in the Cyclica Acquisition that are held by current service providers and registered by us on Form S-8 (File No. 333-272282)), and assumes the selling stockholders dispose of all of the Resale Shares covered by this prospectus supplement and do not acquire beneficial ownership of any additional shares of Class A Common Stock. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us, other than the calculation of the percentage of shares of Class A Common Stock owned prior to and after the offering. Unless otherwise indicated, the address of each beneficial owner is c/o Recursion Pharmaceuticals, Inc. 41 S Rio Grande Street, Salt Lake City, UT 84101.

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering (1)	Number of Shares of Class A Common Stock Being Offered(2)	Shares Beneficially Owned After this Offering				% of Total Voting Power After this Offering (1)
	Class A		Class B				Class A		Class B
Name and Address of Beneficial Owner	Shares^	%	Shares	%			Shares	%	Shares	%
Drive Capital Funds(3)	2,060,313	1.1	—	—	*	2,060,313	—	—	—	—	—
GreenSky Funds(4)	972,182	*	—	—	*	972,182	—	—	—	—	—
Chiesi Farmaceutici S.p.A(5)	515,078	*	—	—	*	515,078	—	—	—	—	—
91379 Canada Ltd.(6)	173,173	*	—	—	*	173,173	—	—	—	—	—
China Canada Angels Alliance Ltd. In Trust(7)	141,786	*	—	—	*	141,786	—	—	—	—	—
StartUp Health Transformer Fund II, L.P.(8)	91,069	*	—	—	*	91,069	—	—	—	—	—
Ker Pal Investments Ltd.(9)	53,458	*	—	—	*	53,458	—	—	—	—	—
Vestalia Investments Canada Inc.(10)	46,295	*	—	—	*	46,295	—	—	—	—	—
Can Source Foods Inc.(11)	40,905	*	—	—	*	40,905	—	—	—	—	—
2005 Barrday Holding Inc.(12)	39,460	*	—	—	*	39,460	—	—	—	—	—
Baronford Ventures Corp.(13)	37,678	*	—	—	*	37,678	—	—	—	—	—
Ginzer Inc.(14)	28,357	*	—	—	*	28,357	—	—	—	—	—
FourFourTwo Investments Limited(15)	28,357	*	—	—	*	28,357	—	—	—	—	—
The List Family Trust (2005)(16)	22,375	*	—	—	*	22,375	—	—	—	—	—
Simopoulos Development Ltd.(17)	22,375	*	—	—	*	22,375	—	—	—	—	—
1942440 Ontario Inc.(18)	22,375	*	—	—	*	22,375	—	—	—	—	—
Ormston List Frawley LLP(19)	18,896	*	—	—	*	18,896	—	—	—	—	—
INP Technology FOF II Limited Partnership(20)	18,296	*	—	—	*	18,296	—	—	—	—	—
Wellner Capital Advisors, Ltd.(21)	16,014	*	—	—	*	16,014	—	—	—	—	—
2100295 Ontario Inc.(22)	11,342	*	—	—	*	11,342	—	—	—	—	—
Individual Cyclica shareholders(23)	1,396,116	*	—	—	*	1,396,116	—	—	—	—	—

(^)	Includes issued shares as well as shares potentially issuable pursuant to post-closing adjustments.

(*)	Represents less than 1%.
(1)
Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. The holders of Class B Common Stock are entitled to ten votes per share, and holders of Class A Common Stock are entitled to one vote per share.

(2)	The amounts set forth in this column are the numbers of shares of Class A Common Stock that may be offered by each selling stockholder using this registration statement.

(3)	Consists of (i) 583,068 shares held directly by Drive Capital Fund III (TE), L.P.; (ii) 1,448,401 shares held directly by Drive Capital Fund III, L.P.; and, (iii) 28,844 shares held directly by Drive Capital Ignition Fund II, L.P. Drive Capital Fund III (GP), LLC is the general partner of each of Drive Capital Fund III (TE), L.P., Drive Capital Fund III, L.P. and Drive Capital Ignition Fund II, L.P. and accordingly, may be deemed to beneficially own all shares held by Drive Capital Funds. Chad Olsen is managing member of Drive Capital Fund III (GP), LLC and has voting and dispositive power of shares held by the Drive Capital Funds. The address of these selling stockholders is 629 N. High St. 6th Fl Columbus, OH 43215.
(4)	Consists of (i) 6,471 shares held by or issuable to GreenSky Accelerator Fund I (Intl), LP; (ii) 84,333 shares held by or issuable to GreenSky Accelerator Fund I (US), LP; (iii) 121,720 shares held by or issuable to GreenSky Accelerator Fund I, LP; (iv) 18,088 shares held by or issuable to GreenSky Accelerator Fund II (Intl), LP; (v) 140,906 shares held by or issuable to GreenSky Accelerator Fund II (US); (vi) 271,804 shares held by or issuable to GreenSky Accelerator Fund II, LP; (vii) 14,883 shares held by or issuable to GreenSky Accelerator Fund III (US), LP; (viii) 59,536 shares held by or issuable to GreenSky Accelerator Fund III, LP; (ix) 13,986 shares held by or issuable to GreenSky Accelerator Fund IV (U.S.), LP; (x) 95,301 shares held by or issuable to GreenSky Accelerator Fund IV, LP; and (xi) 145,154 shares held by or issuable to GreenSky Capital Inc. GreenSky Accelerator Fund GP Inc. is the general partner of (i) GreenSky Accelerator Fund I (Intl) LP; (ii) GreenSky Accelerator Fund I, LP; (iii) GreenSky Accelerator Fund II (Intl), LP; (iv) GreenSky Accelerator Fund II, LP; (v) GreenSky Accelerator Fund III, LP; and (vi) GreenSky Accelerator Fund IV, LP. GSAF (U.S.) GP Inc. is the general partner of (i) GreenSky Accelerator Fund I (US), LP; (ii) GreenSky Accelerator Fund II (US), LP; (iii) GreenSky Accelerator Fund III (US); and (iv) GreenSky Accelerator Fund IV (U.S.), LP. Michael List is director of GreenSky Accelerator Fund GP Inc., GSAF (U.S.) GP Inc., and GreenSky Capital Inc. and has voting and dispositive power of shares held by the foregoing selling stockholders. The address for each of these selling stockholders is 500 – 6 Adelaide Street East Toronto, Ontario Canada M5P 2E3.

(5)	Alberto Chiesi has voting and dispositive power of the shares held by or issuable to Chiesi Farmaceutici S.p.A. The address for this selling stockholder is Chiesi Farmaceutici Via Paradigna 131 A, 43122 Parma PR, Italy.

(6)	Jack Kivenko has voting and dispositive power of the shares held by or issuable to 91379 Canada Ltd. The address for this selling stockholder is 116 Armour Blvd. North York, Ontario M3H1L7.

(7)
Jun Yang has voting and dispositive power of the shares held by or issuable to China Canada Angels Alliance Ltd. The address for this selling stockholder is 238 Wisteria Way Oakville, ON Canada L6M 1L3.

(8)
Bari Krein has voting and dispositive power of the shares held by or issuable to StartUp Health Transformer Fund II, L.P.. The address for this selling stockholder is 2000 Broadway, Floor 18 New York, New York 10023.

(9)
Kerry Salsberg has voting and dispositive power of the shares held by or issuable to Ker Pal Investments Ltd. The address for this selling stockholder is 90 Sheppard Ave East, Suite 100a Toronto, Ontario M2N 3A1.

(10)
Kabir Jivraj has voting and dispositive power of the shares held by or issuable to Vestalia Investments Canada Inc. The address for this selling stockholder is 739 Hillcrest Ave SW Calgary, Alberta T2S0N3.

(11)	Edmund Scott John Litter has voting and dispositive power of the shares held by or issuable to Can Source Food Inc.. The address for this selling stockholder is 36 Alvin Avenue Lower Levl Toronto, Ontario M5p2c3.

(12)	Michael Buckstein has voting and dispositive power of the shares held by or issuable to 2005 Barrday Inc. The address for this selling stockholder is 181 Groh Avenue Suite 201 E Cambridge, Ontario N3C 1YB.

(13)	Annette Wine has voting and dispositive power of the shares held by or issuable to Baronford Ventures Corp. The address for this selling stockholder is 30 Hawarden Crescent Toronto, Ontario M5P 1M7.

(14)	Penelope J. Griffiths has voting and dispositive power of the shares held by or issuable to Ginzer Inc. The address for this selling stockholder is 58 Walker Avenue Toronto, Ontario M4V 1G2.

(15)	Anthony F. Griffiths has voting and dispositive power of the shares held by or issuable to FourFourTwo Investments Limited. The address for this selling stockholder is 58 Walker Avenue Toronto, Ontario M4V 1G2.

(16)
Wendy Arnold List has voting and dispositive power of the shares held by or issuable to The List Family Trust (2005). The address for this selling stockholder is 85 Lascelles Blvd. Toronto, Ontario M5P 2E3.

(17)	Anthony Simopoulos has voting and dispositive power of the shares held by or issuable to Simopoulos Development Ltd. The address for this selling stockholder is 8 York Road Toronto, ON M2L 1H5.

(18)	Mark Nashman has voting and dispositive power of the shares held by or issuable to 1942440 Ontario Inc. The address for this selling stockholder is 46 Forest Hill Road Toronto, Ontario M4V 2L3.

(19)	Michael T.R. List Professional Corporation controls Ormston List Frawley LLP as its partner and accordingly, may be deemed to beneficially own the shares held by or issuable to Ormston List Frawley LLP. Michael List has voting and dispositive power of such shares. The address for this selling stockholder is 500 – 6 Adelaide Street East Toronto, Ontario M5P 2E3.

(20)
Juefang Chen has voting and dispositive power of the shares held by or issuable to INP Technology FOF II Limited Partnership. The address for this selling stockholder is #732 – 1055 Dunsmuir Street Vancouver, BC Canada V7X1L2.

(21)	Thomas Wellner has voting and dispositive power of the shares held by or issuable to Wellner Capital Advisors, Ltd. The address for this selling stockholder is 3 St. Edmund’s Drive Toronto, ON M4N2P6.

(22)	Robert Jeremy Brown has voting and dispositive power of the shares held by or issuable to 2100295 Ontario Inc. The address for this selling stockholder is 54 Rocksprings Avenue Richmond Hill, Ontario L4S 1P8.

(23)	Aggregate shares held by individuals in a personal capacity.

PLAN OF DISTRIBUTION
We are registering the Resale Shares issued to the selling stockholders to permit the resale of these shares of Class A Common Stock by the holders from time to time after the date of this prospectus supplement. The shares of our Class A Common Stock underlying the Options may be issued upon our receipt of a nominal cash exercise price to current and former service providers of Cyclica.
No broker, dealer or underwriter has been engaged in connection with soliciting such exchange, exercise, or resale, and no commission or other compensation will be paid to any person in connection with solicitation of such exchange, exercise, or resale. No broker, dealer or underwriter has been engaged in connection with this offering.
We will not receive any of the proceeds from the sale of the Resale Shares by the selling stockholders. We expect to receive nominal proceeds, if any, from the issuance of shares of our Class A Common Stock upon the exercise of the Options. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.
The selling stockholders, which as used herein includes donees, pledgees, assignees, transferees and other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock or interests in shares of Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
Sales of shares of our Class A Common Stock by the selling stockholders named in this prospectus may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:
•block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus;
•exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;
•ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
•privately negotiated transactions;
•the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•the settlement of short sales;
•a combination of any of the foregoing methods of sale; and
•any other method permitted by applicable law.
An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our Class A Common Stock is traded may be engaged to act as the selling stockholders’ agent in the sale of shares by the selling stockholders.
In connection with distributions of the Resale Shares offered by this prospectus or otherwise, the selling stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Class A Common Stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Class A Common Stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our Class A Common Stock short to effect its hedging transactions and deliver shares of Class A Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Class A Common Stock to broker-dealers that in turn may sell such shares.
In addition, any shares of our Class A Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The aggregate proceeds to the selling stockholders from the sale of the Resale Shares offered by it pursuant to this prospectus will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Class A Common Stock to be made directly or through agents.
To the extent required, the shares to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Each broker-dealer that receives Resale Shares for its own account pursuant to this prospectus must acknowledge that it will deliver the prospectus in connection with any sale of the Resale Shares. If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus available to the selling stockholders, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
In order to comply with the securities laws of some states, if applicable, the Resale Shares offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.
The selling stockholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our Class A Common Stock by the selling stockholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Class A Common Stock to engage in market-making activities with respect to the Class A Common Stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
The selling stockholders and any brokers, dealers, agents or others that participate with the selling stockholders in the distribution of the shares offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
There can be no assurance that the selling stockholders will sell any or all of the shares of our Class A Common Stock offered hereby.
We will bear all fees and expenses incident to our obligation to register the shares of Class A Common Stock offered hereby, except that, if the shares of Class A Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. We may be required to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act, to the extent arising out of or resulting from or in connection with any breach of or default in connection with any of the covenants in the Registration Agreement.
Any underwriter, dealers and agents engaged by the selling stockholders may engage in transactions with us or the selling stockholders, or perform services for us or the selling stockholders, in the ordinary course of business.

Certain holders of Resale Shares representing up to approximately 5 million shares of our issued or issuable Class A Common Stock have agreed, on behalf of themselves and their affiliates, that during the six month period following May 25, 2023, such holder and its affiliates shall not, directly or indirectly, transfer, grant an option with respect to, sell, exchange, pledge, convert or otherwise dispose of or encumber any shares of our Class A Common Stock received or issued in connection the Cyclica Acquisition or make any offer or enter into any contract providing for any of the foregoing, provided, however, that notwithstanding the foregoing, one-sixth of the amount of shares (rounded down to the nearest whole share) of Class A Common Stock issued to each such holder will be released, and no longer subject to, such transfer restrictions on the fifteenth day of each of the six months that begin after May 25, 2023.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions relating to our capital stock. The following description is a summary that is not complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, and to provisions of the Delaware General Corporation Law. Copies of our amended and restated certificate of incorporation and our amended and restated bylaws, each of which may be amended from time to time, have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.
General
Our authorized capital stock consists of 2,200,000,000 shares of capital stock, $0.00001 par value per share, of which 200,000,000 shares are designated preferred stock and 2,000,000,000 shares are designated common stock. Of our common stock, 1,989,032,117 shares are designated as Class A Common Stock and 10,967,883 shares are designated as Class B Common Stock. As of April 30, 2023, there were 184,643,171 shares of our Class A Common Stock and 7,716,209 shares of our Class B Common Stock outstanding. There are no shares of preferred stock outstanding.
Common Stock
We have two series of authorized common stock, Class A Common Stock and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion.
Voting Rights
Each holder of Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder of Class B Common Stock is entitled to ten votes for each share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of Class A Common Stock and Class B Common Stock vote together as a single class, unless otherwise required by law. Under our amended and restated certificate of incorporation, approval of the holders of a majority of the outstanding shares of our Class B Common Stock voting as a separate class is required to increase the number of authorized shares of our Class B Common Stock. In addition, Delaware law could require either the holders of our Class A Common Stock or Class B Common Stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
Until the Final Conversion Date (described below), approval of the holders of at least two-thirds of the outstanding shares of our Class B Common Stock voting as a separate class is required to amend, repeal or adopt any provision of the amended and restated certificate of incorporation inconsistent with, or otherwise alter, any provision of the amended and restated certificate of incorporation relating to the voting, conversion, or other rights, powers, preferences privileges, or restrictions of our Class B Common Stock so as to affect them adversely or to reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to have more than one vote for each share thereof, except as required by law.
Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of Class A Common Stock and Class B Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A Common Stock and Class B Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution, or winding up, holders of our Class A Common Stock and Class B Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Conversion of Class B Common Stock
Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. Shares of Class B Common Stock automatically convert into shares of Class A Common Stock upon sale or transfer except for certain transfers described in our amended and restated certificate of incorporation, including transfers for estate planning.
In addition, each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon the earliest of (i) the seven year anniversary of the first day of trading on Nasdaq of our Class A Common Stock, (ii) the date specified by written consent or agreement of the holders of at least 66 2/3% of our then outstanding shares of Class B common Stock, (iii) nine months after Dr. Christopher Gibson, our co-founder and Chief Executive Officer, ceases to hold any positions as an officer or director with us or (iv) nine months after the death or disability of Dr. Gibson. We refer to the date on which such final conversion of all outstanding shares of Class B Common Stock pursuant to the terms of our amended and restated certificate of incorporation occurs as the Final Conversion Date.
Rights and Preferences
Holders of our Class A Common Stock have no preemptive, conversion, subscription, or other rights, and there are no redemption or sinking fund provisions applicable to our Class A Common Stock. Holders of our Class B Common Stock have no preemptive or subscription rights, but have conversion rights. There are no redemption or sinking fund provisions applicable to our Class B Common Stock. The rights, preferences and privileges of the holders of our Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Preferred Stock
Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, up to 200,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Class A Common Stock and Class B Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of Class A Common Stock and Class B Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

Registration Rights
The Cyclica shareholders have certain rights pursuant to the Registration Agreement. See “Description of the Cyclica Acquisition” of this prospectus supplement for additional information.
Anti-takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Certain provisions of Delaware law and certain provisions included in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.
Classified Board
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II, and Class III. Each class consists of an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of initial Class I directors terminated on the date of the 2022 annual meeting, the term of the initial Class II directors terminated on the date of the 2023 annual meeting, and the term of the initial Class III directors shall terminate on the date of the 2024 annual meeting. At each annual meeting of stockholders beginning in 2022, the class of directors whose term expires at that annual meeting is subject to reelection for a three-year term.
Removal of Directors
Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.
Director Vacancies
Our amended and restated certificate of incorporation authorized only our board of directors to fill vacant directorships.
No Cumulative Voting
Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.
Special Meetings of Stockholders
Our amended and restated certificate of incorporation and amended and restated bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by an officer at the request of a majority of our board of directors, by the Chair of our board of directors or by our Chief Executive Officer.
Advance notice procedures for director nominations
Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Action by Written Consent
Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.
Amending our Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the Delaware General Corporation Law, or DGCL. Our amended and restated bylaws may be adopted, amended, altered, or repealed by stockholders only upon approval of at least majority of the voting power of all the then outstanding shares of the Class A Common Stock and Class B Common Stock, except for any amendment of the above provisions, which would require the approval of a two-thirds majority of our then outstanding Class A Common Stock and Class B Common Stock or the separate approval of a majority of our Class B Common Stock for any increase to the authorized number of Class B Common Stock or two-thirds of our then outstanding Class B Common Stock for certain amendments to our Class B Common Stock or certain reclassifications of our Class A Common Stock described above. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered, or repealed by the board of directors.
Authorized but Unissued Shares
Our authorized but unissued shares of Class A Common Stock, Class B Common Stock, and preferred stock is available for future issuances without stockholder approval, except as required by the listing standards of Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Common Stock, Class B Common Stock, and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger, or otherwise.
Exclusive Jurisdiction
Our amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim arising pursuant to the DGCL, any action regarding our amended and restated certificate of incorporation or amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated bylaws further provide that the federal district courts of the United States of America are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. We also note that stockholders cannot waive compliance (or consent to noncompliance) with the federal securities laws and the rules and regulations thereunder.
Business Combinations with Interested Stockholders
We are governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (1) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers of such corporation and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation on liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Listing
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock is American Stock Transfer Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219.

LEGAL MATTERS
The validity of the issuance and sale of the securities offered hereunder will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Seattle, Washington.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, we maintain a website that contains information about us at www.recursion.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to the company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2022;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;
•the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K, filed with the SEC on April 28, 2023;
•our Current Reports on Form 8-K filed on January 25, 2023, May 8, 2023, and May 17, 2023; and
•The description of our Class A Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed on April 12, 2021, including any amendment or report filed for the purpose of updating such description (including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 23, 2022).
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by requesting them in writing or by telephone from us at the following address:
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Attn: Investor Relations
(385) 269-0203
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.recursion.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying prospectus supplement.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any subsequent prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Recursion Pharmaceuticals, Inc.
Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Class A Common Stock on any securities exchange.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2022.

TABLE OF CONTENTS

About this Prospectus	ii
Prospectus Summary	1
Risk Factors	4
Forward-Looking Statements	5
Use of Proceeds	6
Description of Capital Stock	7
Description of Debt Securities	8
Description of Depositary Shares	16
Description of Warrants	19
Description of Subscription Rights	20
Description of Purchase Contracts	21
Description of Units	22
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You Can Find More Information	25
Incorporation by Reference	26

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Recursion,” “we,” “our” and “us” refer, collectively, to Recursion Pharmaceuticals, Inc. , a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are a clinical-stage biotechnology company industrializing drug discovery by decoding biology. Central to our mission is the Recursion Operating System (OS), a platform built across diverse technologies that enables us to map and navigate hundreds of billions of biological and chemical relationships within one of the world’s largest proprietary biological and chemical datasets, the Recursion Data Universe. Scaled ‘wet-lab’ biology and chemistry tools are organized into an iterative loop with ‘dry-lab’ computational tools to rapidly translate map-based hypotheses into validated insights and novel chemistry, unconstrained by published literature or human bias. Our focus on novel technologies spanning target discovery through translation, as well as our ability to rapidly iterate between wet lab and dry lab in-house and at scale, differentiates us from other companies in our space. Further, our balanced team of life scientists and computational and technical experts creates an environment where empirical data, statistical rigor and creative thinking are brought to bear on our decisions. To date, we have leveraged our Recursion OS to enable three value drivers: i) an expansive pipeline of internally-developed programs, including several clinical-stage assets, focused on genetically-driven rare diseases and oncology with significant unmet need and market opportunities, in some cases expected to be in excess of $1.0 billion in annual sales; ii) strategic partnerships with leading biopharma companies to map and navigate intractable areas of biology, including fibrosis with Bayer and neuroscience with Roche and Genentech, to identify novel targets and translate potential new medicines to resource-heavy clinical development overseen by our partners; and iii) Induction Labs, a growth engine created to explore new extensions of the Recursion OS both within and beyond therapeutics. We are a biotechnology company scaling more like a technology company.
Recursion finished the first quarter of 2022 with a portfolio of clinical stage, preclinical, late discovery and early discovery programs and continued scaling the total number of phenomic experiments to approximately 128 million, the size of its proprietary data universe to over 14 petabytes, and the number of biological and chemical relationships to approximately 247 billion. Data have been generated on the Recursion OS across 44 human cell types, an in-house chemical library of approximately 1.3 million compounds, and an in silico library of 12 billion small molecules, by a growing team of over 450 Recursionauts that is balanced between life scientists and computational and technical experts.
Corporate Information
Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101. Our telephone number is (385) 269-0203. Our website is www.recursion.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this report.
The Securities That May Be Offered
We may offer or sell Class A Common Stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Common Stock
We may offer shares of our Class A Common Stock, par value $0.00001 per share, either alone or underlying other registered securities convertible into our Class A Common Stock. Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.
Depositary Shares
We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.
Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.
Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Class A Common Stock.
The debt securities will be issued pursuant to an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of Class A Common Stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.
Subscription Rights
We may offer subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our subsequently filed Quarterly Reports on Form 10-Q, each of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering to obtain capital to support our operations and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses or to facilitate our future access to the public capital markets; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	whether the debt securities will be convertible into our common stock or non-convertible;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	to conform the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A Common Stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling securityholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Seattle, Washington. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Recursion Pharmaceuticals, Inc. appearing in Recursion Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.recursion.com/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

•
the portions of our Definitive Proxy Statement on Schedule  14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form  10-K, filed with the SEC on April 28, 2022;

•	our Current Reports on Form 8-K filed on January 10, 2022, March 3, 2022, March 18, 2022, March 23, 2022 and April 11, 2022; and

•
The description of our Class  A Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed on April 12, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Attn: Investor Relations
(385) 269-0203

Recursion Pharmaceuticals, Inc.

Up to 5,755,900 Shares of Class A Common Stock Offered by Selling Stockholders
Up to 203,124 Shares of Class A Common Stock Issuable Upon Exercise of Certain Outstanding Options

PROSPECTUS SUPPLEMENT

June 9, 2023

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